UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

PARTNERS GROUP PRIVATE EQUITY, LLC PARTNERS GROUP PRIVATE EQUITY (TEI), LLC PARTNERS GROUP PRIVATE EQUITY (INSTITUTIONAL), LLC PARTNERS GROUP PRIVATE EQUITY (INSTITUTIONAL TEI), LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ACTION IS NEEDED ON YOUR INVESTMENT IN:

Partners Group Private Equity, LLC
Partners Group Private Equity (TEI), LLC
Partners Group Private Equity (Institutional), LLC
Partners Group Private Equity (Institutional TEI), LLC

MEETING ADJOURNED

PLEASE VOTE NOW

Recently, we sent you proxy materials regarding the Special Meeting of Members of Partners Group Private Equity (Master Fund), LLC. This meeting has been adjourned to August 12, 2016. The Funds’ records indicate that we have not received your voting instructions. We urge you to vote as soon as possible in order to allow the Funds to obtain the necessary number of votes required to hold the meeting as scheduled.

Voting is quick and will only take a few minutes of your time.

The Funds offer three easy methods for you to vote:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE
Visit www.proxyvote.com and enter the control number that appears on your proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received before August 12, 2016.

Call 1-855-486-7906 Monday through Friday, 9:00am to 10:00pm, Eastern Time to speak with a proxy specialist.

OR

If you have your proxy materials, call 1-800-690-6903 and follow the touch-tone prompts to vote.

To speak with a live agent and vote please call:
1- 855-486-7906

Your vote is important no matter the size of your investment.
Please vote promptly.

PGADJ1